EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

MORLEX, INC.

DMG MERGER SUB, INC.

AND

DUNCAN MEDIA GROUP, INC.

February 7, 2008

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

ARTICLE II GENERAL; CLOSING; CLOSING DELIVERABLES		1

2.1	THE MERGER	1
2.2	EFFECTIVE TIME OF THE MERGER	1
2.3	EFFECT OF THE MERGER	1
2.4	CHARTER; BY-LAWS; OFFICERS AND DIRECTORS OF SURVIVING CORPORATION	2
2.5	CLOSING	2

ARTICLE III CONVERSION OF SECURITIES		2

3.1	EFFECT ON THE STOCK OF THE CONSTITUENT CORPORATIONS	2
3.2	FRACTIONAL SHARES	4
3.3	EXCHANGE OF SHARES AND CERTIFICATES	4
3.4	RESALE RESTRICTIONS	5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		6

4.1	ORGANIZATION AND GOOD STANDING	6
4.2	CAPITALIZATION	7
4.3	CORPORATE AUTHORITY	7
4.4	GOVERNMENTAL FILINGS AND CONSENTS	8
4.5	NO VIOLATIONS	8
4.6	FINANCIAL STATEMENTS	9
4.7	ABSENCE OF CERTAIN CHANGES AND EVENTS	10
4.8	ACTIONS; ORDERS	11
4.9	TAXES	12
4.10	EMPLOYEE BENEFITS	14
4.11	LABOR MATTERS	14
4.12	COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS; ETC.	14
4.13	LEASED REAL PROPERTY; PERSONAL PROPERTY	15
4.14	CONTRACTS; NO DEFAULT	16
4.15	INSURANCE	17
4.16	ENVIRONMENTAL MATTERS	18
4.17	BROKERS AND FINDERS	19
4.18	NO UNDISCLOSED LIABILITIES	19
4.19	INTELLECTUAL PROPERTY.	19
4.20	BANK ACCOUNTS	23
4.21	INTERCOMPANY ACCOUNTS	23
4.22	PARENT SHAREHOLDERS	23
4.23	DISCLOSURE	23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		23

5.1	ORGANIZATION AND QUALIFICATION	23
5.2	CAPITALIZATION	24
5.3	ISSUANCE OF THE SHARES	25
5.4	AUTHORITY RELATIVE TO THIS AGREEMENT.	25
5.5	NO CONFLICTS, REQUIRED FILINGS AND CONSENTS	25
5.6	SEC REPORTS	25
5.7	SCOPE OF OPERATIONS; COMPLIANCE WITH LAWS	26
5.8	LIABILITIES AND CONTRACTS	26
5.9	LITIGATION	26
5.10	BROKERS	27
5.11	BUSINESS OF MERGER SUB	27
5.12	ASSETS	27
5.13	RESTRICTIONS ON BUSINESS ACTIVITY OF PARENT	27
5.14	ABSENCE OF CERTAIN CHANGES AND EVENTS.	27

ARTICLE VI COVENANTS		27

6.1	CONDUCT OF BUSINESS	27
6.2	ACCESS	28
6.3	REQUIRED APPROVALS	28
6.4	REASONABLE BEST EFFORTS	28
6.5	PUBLICITY	29
6.6	CONFIDENTIALITY	29
6.7	FURTHER ASSURANCES	29
6.8	NOTIFICATIONS	29
6.9	EXPENSES	30
6.10	SEC FILINGS	30
6.11	STOCKHOLDER APPROVAL	30
6.12	TAX TREATMENT	30
6.13	FINANCIAL STATEMENTS	31
6.14	ACCOUNTING CERTIFICATES	31
6.15	EXTINGUISHMENT OF LIABILITIES	31
6.16	FINANCING	31
6.17	STOCK PURCHASE AGREEMENT	31

ARTICLE VII CONDITIONS TO CLOSE		32

7.1	CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER	32
7.2	CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB	32
7.3	CONDITIONS TO THE OBLIGATIONS OF THE COMPANY	32

ARTICLE VIII SURVIVAL		34

8.1	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS	34

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER		34

9.1	TERMINATION	34
9.2	EFFECT OF TERMINATION	34
9.3	FEES AND EXPENSES	35

ARTICLE X MISCELLANEOUS PROVISIONS		35

10.1	ASSIGNMENTS; SUCCESSORS: NO THIRD PARTY RIGHTS	35
10.2	ENTIRE AGREEMENT	35
10.3	AMENDMENT OR MODIFICATION	35
10.4	NOTICES	35
10.5	GOVERNING LAW	38
10.6	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	38
10.7	SEVERABILITY	39
10.8	WAIVER OF CONDITIONS	39
10.9	DESCRIPTIVE HEADINGS; CONSTRUCTION	39
10.10	COUNTERPARTS	40
10.11	TIME IS OF THE ESSENCE	40

ANNEXES, SCHEDULES AND EXHIBITS

Annexes

Annex I	Definitions

Schedules

Schedule 4.1	Organization
Schedule 4.2	Capitalization
Schedule 4.4	Consents
Schedule 4.5	Noncontravention
Schedule 4.6	Financials
Schedule 4.7	Absence of Changes or Events
Schedule 4.8	Actions; Orders
Schedule 4.9	Tax Matters
Schedule 4.10	Employee Benefits
Schedule 4.11	Labor Matters
Schedule 4.12	Compliance with Laws
Schedule 4.13	Leased Property
Schedule 4.14	Contracts
Schedule 4.15	Insurance
Schedule 4.16	Environmental Matters
Schedule 4.18	No Undisclosed Liabilities
Schedule 4.19	Intellectual Property
Schedule 4.20	Bank Accounts
Schedule 4.21	Intercompany Accounts

Schedule I	List of Executive Officers or Employees with Knowledge

Exhibits
Exhibit A	Certificate of Merger
Exhibit B-1	Form of Officer’s Certificate of the Company
Exhibit B-2	Form of Officer’s Certificate of Parent and Merger Sub
Exhibit C	Form of Legal Opinion of Counsel to Parent and Merger Sub

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 7, 2008, by and among MORLEX, INC., a Colorado corporation (“Parent”), DMG MERGER SUB, INC., a Delaware corporation (“Merger Sub”) and DUNCAN MEDIA GROUP, INC., a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of the Merger Sub with and into the Company, with the Company being the surviving corporation as a wholly-owned subsidiary of Parent (the “Merger”), all upon the terms and subject to the conditions set forth herein; and

WHEREAS, it is intended that, for federal income tax purposes, the Merger is one of a series of integrated transactions qualifying under the provisions of Section 351 of the Code (as defined in Section 4.8(a));

NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as set forth below.

ARTICLE I
DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in Annex I hereto.

ARTICLE II
GENERAL; CLOSING; CLOSING DELIVERABLES

2.1 The Merger.

In accordance with, and subject to, the terms and conditions of this Agreement, the Certificate of Merger, a form of which is attached hereto as Exhibit A (the “Certificate of Merger”), and the DGCL (as defined in Section 2.5 below), at the Effective Time (as defined in Section 2.2 below) the Merger Sub shall be merged with and into the Company, which, at and after the Effective Time, shall be and is hereinafter sometimes referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall be Duncan Media Group, Inc. The Company and Merger Sub are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

2.2 Effective Time of the Merger.

The Merger shall become effective upon the filing by the Company of the Certificate of Merger with the Secretary of State of the State of Delaware and the acceptance thereof by such Secretary of State and by making all other filings or recordings required under the DGCL. The Certificate of Merger shall be executed and delivered in the manner provided under the DGCL. The time when the Merger shall become effective is referred to in this Agreement as the “Effective Time.”

2.3 Effect of the Merger.

Except as specifically set forth in this Agreement or in the Certificate of Merger, at the Effective Time, the separate existence and corporate organization of the Merger Sub shall cease, the Merger Sub shall be merged with and into the Surviving Corporation and the Merger shall have the effects provided in the DGCL. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

2.4 Charter; By-Laws; Officers and Directors of Surviving Corporation.

From and after the Effective Time, (a) the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the DGCL; (b) the bylaws of the Company shall be the bylaws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, the Surviving Corporation’s certificate of incorporation or such bylaws; and (c)  the officers and directors of the Company shall become the officers and directors, respectively, of the Surviving Corporation, unless and until removed or until their respective terms of office shall have expired in accordance with the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws, as applicable.

2.5 Closing.

The closing of the Transactions (the “Closing”) will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII (other than conditions that require the delivery of documents, which may be satisfied at the Closing), but no later than February 28, 2008. The Closing shall be held at such time and place as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date”. At the Closing, each of Parent and the Company shall deliver the agreements, certificates and other documents required to be delivered and which have not been delivered prior to the Closing. At the end of the Closing, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Merger with respect to the Merger pursuant to and in compliance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III
CONVERSION OF SECURITIES

3.1 Effect on the Stock of the Constituent Corporations. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of stock of the Constituent Corporations:

(a) Conversion of Merger Sub Stock. Each share of common stock of Merger Sub, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Shares or Shares held by Parent or Merger Sub. Each share of capital stock of the Company that is held in the treasury of the Company or issued and owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Cancellation of Stock Option Plans and Agreements. Any and all stock option plans or agreements of the Company that are set forth in Schedule 4.10 of the Disclosure Schedule, and any stock option grants made in connection therewith, to the extent that they remain unvested as of the Effective Time, shall automatically be terminated and shall cease to exist, and no issuances or payments shall be required thereunder, other than with respect to those shares already committed to be issued pursuant to options to acquire shares of Company Common Stock outstanding and vested at the Effective Time under any such Company stock option plans (individually, a "Company Stock Option" and collectively, the "Company Stock Options"). The Company shall cause the holders of all vested options to acquire shares of Company Common Stock under all Company Stock Options to exercise such stock options immediately prior to the Effective Time.

(d) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled in accordance with Section 3.1(b), and subject to Section 3.1(g), shall automatically be converted into and become the right to receive 0.5433 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) which, in addition to any cash in lieu of any fractional interests pursuant to Section 3.2, shall constitute the merger consideration (the “Merger Consideration”). As of the Effective Time, shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate. In no event shall interest be paid or accrued on the Merger Consideration.

(e) Company Preferred Stock. From and after the Effective Time, the Company’s Preferred Stock (as defined below) immediately prior to the Effective Time will be deemed the preferred stock of the Surviving Corporation (“Surviving Corp. Preferred Stock”). From and after the Effective Time, the Certificate of Designations of the Company’s Preferred Stock shall be the Certificate of Designations of the Surviving Corp. Preferred Stock until altered, amended or repealed as provided in the DGCL. As promptly as practicable following the Closing, each share of Surviving Corp. Preferred Stock issued and outstanding shall be converted into Parent Preferred Stock and/or Parent Common Stock on such terms as determined by the Board of Directors of Parent, with the consent of the holders of the Surviving Corp. Preferred Stock to the extent required.

(f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock having a record date on or after the date hereof and prior to the Effective Time.

(g) Dissent Rights. Notwithstanding anything in this Agreement to the contrary, shares (“Dissent Shares”) of the Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissent Shares pursuant to, and who complies in all respects with, the DGCL shall not be converted into Merger Consideration as provided in Section 3.1(d), but rather the holders of Dissent Shares shall be entitled to payment of the fair market value of such Dissent Shares in accordance with the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair market value under the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 3.1(d). Notwithstanding anything in this Agreement to the contrary, any amounts to be paid pursuant to this Section 3.1(g) other than Merger Consideration shall be paid by the Surviving Corporation and not by Parent.

3.2 Fractional Shares. No certificates representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional shares shall not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of shares of Company Common Stock exchanged pursuant to Section 3.1(d) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the average of the closing prices of the Parent Common Stock on the OTCBB as reported on the OTCBB for the 10 consecutive trading days ending on the second trading day prior to the Closing Date, or, in the event that there has been no trading of Parent Common Stock during such 10-day period, the last available closing price of the Parent Common Stock on the OTCBB.

3.3 Exchange of Shares and Certificates.

(a) Exchange Agent. At or prior to the Effective Time, Parent shall engage a nationally-recognized institution reasonably satisfactory to the Company to act as exchange agent in connection with the Merger (the “Exchange Agent”). At the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Company Common Stock immediately prior to the Effective Time, certificates representing the shares of Parent Common Stock issuable pursuant to Section 3.1(d). In addition, Parent shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 3.2 and any distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 3.3(d). All cash and Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

(b) At or after the Closing, each holder of a certificate representing the Company Common Stock (the “Certificates”) shall surrender and deliver such Certificate to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive the Merger Consideration. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of Company Common Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration.

(c) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be recorded thereafter, other than transfers of shares of Company Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented for transfer to the Company, Merger Sub or Parent, they shall be delivered to the Exchange Agent and exchanged for the Merger Consideration as provided for in this Section 3.3.

(d) Any Merger Consideration that remains undistributed to the stockholders of the Company as of the Effective Time after four months have elapsed following the Effective Time shall be delivered to Parent by the Exchange Agent, upon demand, and any former stockholders of the Company who have not previously complied with this Section 3.3 shall thereafter look only to Parent for payment of their claim for the Merger Consideration or distributions with respect to Parent Common Stock.

(e) Neither the Exchange Agent, nor any of the Company, Merger Sub or Parent shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock with respect to any Merger Consideration (or distributions with respect to Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver the Merger Consideration and any distributions with respect to Parent Common Stock to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the record holder thereof and the delivery of such bond as the Exchange Agent may reasonably require.

(g) No transfer taxes shall be payable by any stockholder of the Company in respect of the issuance of the Parent Common Stock under this Section 3.3, except that if any Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the Person requesting such issuance shall pay to Parent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of Parent that such taxes have been paid or are not payable.

3.4 Resale Restrictions.

(a) The stockholders of the Company who received shares of Parent Common Stock as Merger Consideration may not offer or sell any shares of Parent Common Stock unless such offer or sale is made (i) pursuant to an effective registration of such Parent Common Stock under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act. Parent shall refuse to register the transfer of any Parent Common Stock not made in accordance with this Section 3.4 and for such purpose may place stop order instructions with its transfer agent with respect to the Parent Common Stock issued as Merger Consideration. A proposed transfer shall be deemed to comply with this Section 3.4 if the applicable stockholder delivers to Parent a legal opinion in form and substance satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such transfer complies with this Section 3.4.

(b) During any time that a stockholder of the Company is not entitled to sell the shares of Parent Common Stock received as Merger Consideration such stockholder may not (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer to dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Parent Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Parent Common Stock or such other securities, in cash or otherwise).

(c) Each certificate representing shares of Parent Common Stock issued as Merger Consideration will bear the following legend or one substantially similar thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As used herein, (i) any reference to any event, change or effect being “material” with respect to the Company means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, business, operations, prospects, assets or results of operations of the Company, and (ii) the term “Material Adverse Effect” on the Company means a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets or results of operations of the Company.

The Company hereby represents and warrants to Parent and the Merger Sub, as of the date hereof and as of the Closing Date, as follows:

4.1 Organization and Good Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties or assets that it purports to own or use, and to perform all of its obligations under all Contracts. Subject to Schedule 4.1(a) of the Disclosure Schedule, the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on the Company.

(b) The Company made available or delivered to Parent a true and complete copy of the Company’s Certificate of Incorporation and By-laws, each as amended to date (collectively, the “Company’s Organizational Documents”). The Company’s Organizational Documents so delivered are in full force and effect.

(c) Except as set forth in Schedule 4.1(c) of the Disclosure Schedule, the Company has no Subsidiaries.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 shares consisting of: (i) 100,000,000 shares of Common Stock, of which 10,000,000 shares of Common Stock are issued and outstanding and owned as set forth in Schedule 4.2(a) and (ii) 100,000,000 shares of 10% Series A Cumulative Preferred Stock, par value $.001 per share (the “Preferred Stock”), of which 4,000,000 shares of Preferred Stock are issued and outstanding and owned as set forth in Schedule 4.2(a). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws.

(b) Except as set forth in Schedule 4.2(c) of the Disclosure Schedule, there are no shares of capital stock or other securities of the Company (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any Person the right to acquire any shares of capital stock or other securities of the Company or any commitments of any character relating to the issued or unissued capital stock or other securities of the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter (“Voting Debt”).

4.3 Corporate Authority. The Company has the full legal right, requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to allow it to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and, except for shareholder approval (the “Shareholder Approval”), no other corporate proceeding with respect to the Company is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes valid and binding agreements of the Company, enforceable against the Company in accordance with its terms.

4.4 Governmental Filings and Consents. Except as set forth in Schedule 4.4 of the Disclosure Schedule, no notices, reports, submissions or other filings (collectively, “Filings”) are required to be made by the Company with, nor are any consents, registrations, approvals, declarations, permits, expiration of any applicable waiting periods or authorizations (collectively, “Consents”) required to be obtained by the Company from, any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof) (“Governmental Entity”), in connection with the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby.

4.5 No Violations. Except as set forth in Schedule 4.5 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement, and the performance and consummation by the Company of any of the transactions contemplated hereby will not, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Company’s Organizational Documents; or (ii) any resolution adopted by the Board of Directors (or similar governing body) or the shareholders of the Company;

(b) contravene, conflict with, or constitute or result in a breach or violation of or a default under, or the acceleration of, or the triggering of any payment or other obligations pursuant to, any existing Benefit Plan (as defined in Section 4.10 below) or award made under any of the foregoing;

(c) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the cancellation, modification or termination of, or the acceleration of, or the creation of a Lien on any material properties or assets owned or used by the Company pursuant to, or require the making of any Filing or the obtaining of any Consent under, any provision of any material agreement, license, lease, understanding, contract, loan, note, mortgage, indenture, promise, undertaking or other commitment or obligation (whether written or oral and express or implied) (a “Contract”), under which the Company is bound or is subject to any obligation or Liability or by which any of their respective assets owned or used are or may become bound (an “Applicable Contract”), in each case other than as set forth in Schedule 4.5(c) of the Disclosure Schedule; or

(d) contravene, conflict with, or constitute or result in a breach or violation of any Law (as defined below), award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction (“Order”) or give any Governmental Entity or any other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company, or any of the assets owned or used by the Company, are subject.

(e) For purposes of this Agreement, the term “Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process. For purposes of this Agreement, the term “Governmental Authorization” shall mean any approval, franchise, certificate of authority, order, consent, judgment, decree, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

4.6 Financial Statements.

(a) Schedule 4.6(a) of the Disclosure Schedule contains the following financial statements (collectively, the “Financial Statements”): (i) audited balance sheet of the Company (including the notes thereto, the “2006 Balance Sheet”) at December 31, 2006 (the “Balance Sheet Date”), and the related audited statements of income, changes in stockholders’ equity and cash flow for the fiscal year then ended, together with the report thereon of Peterson Sullivan PLLC, independent certified public accountants, and (ii) an unaudited balance sheet of the Company at September 30, 2007 (the “Interim Balance Sheet”) and the related unaudited statements of income, changes in stockholders’ equity and cash flow for the nine (9) months then ended, including in each case the notes thereto.

(b) Subject to Schedule 4.6(b) of the Disclosure Schedule, the Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders’ equity and cash flow of the Company at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods presented, subject, in the case of unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material in amount or effect) and the absence of notes (that, if presented, would not differ materially from those included in the 2006 Balance Sheet). As of their respective dates, the Financial Statements did not, and any financial statements subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not materially misleading.

(c) Subject to Schedule 4.6(c) of the Disclosure Schedule, the Financial Statements were compiled from and are in accordance with the books and records of the Company. The books and records (including the books of account, minute books, stock record books and other records) of the Company, all of which have been made available to Parent, are true and complete in all material respects, have been maintained in accordance with sound business practices and accurately present and reflect in all material respects all of the transactions and actions therein described. At the Closing, all of those books and records shall be in the possession of the Company.

4.7 Absence of Certain Changes and Events. Except as set forth in Schedule 4.7 of the Disclosure Schedule, since December 31, 2006 through and including the date of this Agreement, the Company has conducted the Business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of its Business in a manner consistent with its past practice (“Ordinary Course of Business”), and there has not been any:

(a) change in the business, operations, properties, prospects, assets, or condition of the Company, including without limitation, change in the: (i) business organization of the Company (including all agency, brokerage and similar relationships of the Business); (ii) services provided by the officers, employees, agents or brokers of the Company; (iii) relationships and goodwill with customers, landlords, creditors, employees, agents, brokers and others having business relationships with the Company; or (iv) existing levels of insurance coverage of the Company that has had, does have or could reasonably be expected to have a Material Adverse Effect on the Company;

(b) (i) change in the authorized or issued capital stock of the Company; (ii) grant of any new or amendment of any existing stock option, warrant, or other right to purchase shares of capital stock of the Company; (iii) issuance of any security convertible into the capital stock of the Company; (iv) grant of any registration rights in respect of the capital stock of the Company; (v) reclassification, combination, split, subdivision, purchase, redemption, retirement, issuance, sale, or any other acquisition or disposition, directly or indirectly, by the Company of any shares of the capital stock of the Company; (vi) amendment of any material term of any outstanding security of the Company; or (vii) declaration, setting aside or payment of any dividend (whether in cash, securities or other property) or other distribution or payment in respect of the shares of the capital stock of the Company;

(c) amendment or other change in the Company’s Organizational Documents;

(d) (i) acquisition (including by way of merger, consolidation or acquisition of stock or assets) by the Company of any Person or any division thereof or material portion of the assets thereof; (ii) liquidation, dissolution or winding up of, or disposition of all or substantially all of the assets of, the Company; or (iii) organization of any new Company Subsidiary or joint venture by the Company;

(e) (i) increase in salary, bonus or other compensation (other than compensation increases made in the Ordinary Course of Business) of any employee, director or consultant of the Company; (ii) increase in benefits, material waivers or variations for the benefit of any such employee, director or consultant, material amendments, or payments or grants of awards that were not required, under any Benefit Plan, or adoption or execution of any new Benefit Plan (other than any such events in the Ordinary Course of Business); or (iii) establishment or adoption of, or amendment to, any collective bargaining agreement;

(f) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, that has had, does have or could reasonably be expected to have a Material Adverse Effect on the Company;

(g) payment of, accrual or commitment for, capital expenditures in excess of $100,000 individually or $250,000 in the aggregate;

(h) except in each case in the Ordinary Course of Business, (i) incurrence of any Liability; (ii) making of any loans or advances; or (iii) payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financial Statements or subsequently incurred in the Ordinary Course of Business;

(i) (i) cancellation or waiver of any claims or rights with a value to the Company in excess of $100,000; (ii) settlement or compromise of any Action other than such Actions in which the amount paid in settlement or compromise, including the cost to the Company of complying with any provision of such settlement or compromise other than cash payments, does not exceed $100,000; or (iii) other than in the Ordinary Course of Business, modification, amendment or termination of any material Applicable Contract;

(j) tax election made or changed, settlement of any material audit, filing of any amended Tax Returns or cancellation or termination of any insurance policy naming the Company as a beneficiary or loss-payable payee except in the Ordinary Course of Business;

(k) entrance into or amendment, renewal or extension of, any Contract of any type listed in Section 4.15 hereof; or

(l) agreement (whether written or oral and express or implied) by the Company to do any of the foregoing.

4.8 Actions; Orders.

(a) Except as set forth in Schedule 4.8(a) of the Disclosure Schedule, there are no civil, criminal, administrative, investigative or informal actions, audits, demands, suits, claims, arbitrations, hearings, litigations, disputes, investigations or other proceedings of any kind or nature (“Actions”) or Orders issued, pending or threatened in writing against the Company or any of its assets, at law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person that individually or in the aggregate, (i) have had, do have or could reasonably be expected to have a Material Adverse Effect on the Company or (ii) question or challenge the validity or legality of, or have the effect of prohibiting, preventing, restraining, restricting, delaying, making illegal or otherwise interfering with, this Agreement, the consummation of the transactions contemplated hereby or any action taken or proposed to be taken by the Company pursuant hereto or in connection with the transactions contemplated hereby. To the Knowledge (as defined below) of the Company, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Action or the issuance of any such Order. For purposes of this Agreement, “Knowledge” means the knowledge of a particular fact or other matter, which the Company shall be deemed to have if: (a) any executive officer or other employee of the Company listed on Schedule I, is actually aware of such fact or other matter; or (b) that knowledge should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of such Person who could reasonably be expected to have actual knowledge of the matters in question.

(b) Except as set forth in Schedule 4.8(b) of the Disclosure Schedule, there is no Order to which the Company or any of the assets owned or used by the Company, is subject.

4.9 Taxes.

(a) Except as set forth in Schedule 4.9(a) of the Disclosure Schedule, (i) all Tax Returns that are or were required to be filed by or with respect to the Company have been filed on a timely basis (taking into account all extensions of due dates) in accordance with applicable Law, (ii) all Tax Returns referred to in clause (i) are true and complete in all material respects, (iii) all material Taxes due for the periods covered by such Tax Returns, including any Taxes payable pursuant to any assessment made by the Internal Revenue Service or other relevant taxing authority in respect of such periods, have been paid in full, and (iv) all estimated Taxes required to be paid in respect of the Company have been paid in full when due in accordance with applicable Law. The Company has delivered or made available to Parent true and complete copies of all Tax Returns filed by the Company since December 31, 2006, and Schedule 4.9(a) of the Disclosure Schedule contains a true and complete list of all such Tax Returns.

(b) Except as set forth in Schedule 4.9(b) of the Disclosure Schedule, (i) there is no material action, suit, proceeding, investigation, audit or claim now pending with respect to the Company in respect of any tax, nor has any material claim for additional Tax been asserted in writing by any taxing authority since December 31, 2006, (ii) since December 31, 2006, no claim has been made in writing by any taxing authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to tax by such jurisdiction, and (iii) the Company has not given or been requested to give a waiver or extension (or is or could be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company is or is reasonably likely to be liable. No examinations, adjustments, assertions of deficiencies or assessments have been made by the Internal Revenue Service or the relevant state, local or foreign taxing authority with respect to any Tax Returns referred to in Section 4.9(a) hereof.

(c) Except as set forth in Schedule 4.9(c) of the Disclosure Schedule, the charges, accruals and reserves with respect to Taxes provided in the Interim Balance Sheet are adequate (determined in accordance with GAAP) to cover the aggregate liability of the Company Taxes in respect of all Pre-Closing Tax Periods for which Tax Returns have not yet been filed or for which Taxes are not yet due and payable.

(d) There is no tax sharing agreement, contract or intercompany account system in existence not reflected on the Company’s consolidated tax return or financial statements that would require any payment by the Company after the date of this Agreement. The Company has no liability for indemnification of third parties with respect to Taxes or any liability for Taxes as a transferee.

(e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f) There are no Liens relating or attributable to Taxes with respect to, or in connection with, the assets of the Company other than Liens for current Taxes not yet due. There is no basis for the assertion of any claim for Taxes which, if adversely determined, would or is reasonably likely to result in the imposition of any Lien on the assets of the Company or otherwise adversely affect Parent, the Company or their use of such assets.

(g) All Taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required by applicable Law, have been paid to the proper Governmental Entity or other Person.

(h) The Company has provided Parent with copies of all record retention agreements currently in effect between the Company and any taxing authority.

(i) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) The Company has not been a member of an affiliated group (within the meaning of Code § 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) except as set forth in Schedule 4.9(j) of the Disclosure Schedule, has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(k) Except as set forth in Schedule 4.9(k) of the Disclosure Schedule, the Company will not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, or for any other reason.

(l) The Company has not been a partner for tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for tax purposes.

(m) The Company has not entered into any transaction identified as a “reportable transaction” or “listed transaction” for purposes of Code Section 6707A(c) or Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n) For purposes of this Agreement, the following terms shall have the following meanings:

“Code” means the Internal Revenue Code of 1986, as amended.

“Pre-Closing Tax Period” means any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

“Tax Return” means any return, report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any tax, including any schedule or attachment thereto, and any amendment thereof.

4.10 Employee Benefits. (a) Except as set forth in Schedule 4.10 of the Disclosure Schedule, the Company does not maintain, contribute nor is it required to contribute to any Benefit Plan.

(a) For purposes of this Agreement, the following term shall have the following meaning:

“Benefit Plan” means any profit-sharing, pension, severance, thrift, savings, incentive, change of control, employment, retirement, bonus, deferred compensation, group life and health insurance and other employee benefit plan, agreement, arrangement or commitment, which is maintained, contributed to or required to be contributed to by the Company on behalf of any current or former employee, director or consultant of the Company.

4.11 Labor Matters. Except as set forth in Schedule 4.11 of the Disclosure Schedule, no material labor disturbance by the employees of the Company exists or is threatened in writing.

4.12 Compliance with Laws; Governmental Authorizations; etc.

(a) Except as set forth in Schedule 4.12(a) of the Disclosure Schedule:

(i) The Company is in compliance in all material respects with each Law (including Environmental Laws) that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that could reasonably be expected to (with or without the giving of notice or the lapse of time or both) constitute or result, directly or indirectly, in a violation by the Company of, or a failure on the part of the Company to comply in all material respects with, any Law; and

(iii) the Company has not received, at anytime, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible, or potential violation of or failure on the part of the Company to comply in all material respects with, any Law.

(b) Except as set forth in Schedule 4.12(b) of the Disclosure Schedule, the Company holds and maintains in full force and effect all material Governmental Authorizations required to conduct the Business in the manner and in all such jurisdictions as it is currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such assets.

4.13 Leased Real Property; Personal Property.

(a) Schedule 4.13(a) of the Disclosure Schedule contains a true and complete list of (i) each parcel of real property leased or subleased or otherwise occupied by the Company as tenant or subtenant (the “Leased Real Property” together with a true and complete list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the “Real Property Leases”), and (ii) all Liens relating to or affecting the Company’s operations on any parcel of Leased Real Property. The Company does not own any parcel of real property.

(b) Subject to the terms of their respective Real Property Leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Leased Real Property for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Schedule 4.13(b) of the Disclosure Schedule, there is no, and the Company has no Knowledge of any nor received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease.

(c) The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of all leases, and all amendments, modifications or extensions thereto, concerning the Leased Real Property.

(d) To the Knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any Leased Real Property or the improvements thereon.

(e) There is no Action, actual or threatened in writing, against the Company or the Leased Real Property by any Person which would materially affect the future use, occupancy or value of the Leased Real Property or any part thereof.

(f) Except as set forth in Schedule 4.13(f) of the Disclosure Schedule, the Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Financial Statements for the period ended and tangible personal property acquired since, other than property disposed of since such date in the Ordinary Course of Business. All such tangible personal property is free and clear of all Liens, other than Liens set forth in Schedule 4.13(f) of the Disclosure Schedule and Permitted Liens (as defined below), and is adequate and suitable for the conduct by the Company of the business presently conducted by them, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

“Permitted Liens” shall mean the following: (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business; (b) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees; (c) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company.

4.14 Contracts; No Default.

(a) Except as set forth in Schedule 4.14(a) of the Disclosure Schedule or otherwise in the Disclosure Schedule, the Company is not a party to or bound by any Contract:

(i) evidencing indebtedness for borrowed money in excess of $25,000 or pursuant to which the Company has guaranteed (including guarantees by way of acting as surety, co-signer, endorser, co-maker, indemnitor or otherwise) any obligation in excess of $25,000 of any other Person;

(ii) prohibiting or limiting the ability of the Company (A) to engage in any line of business, (B) to compete with, obtain products or services from, or provide services or products to, any Person, (C) to carry on or expand the nature or geographical scope of the Business anywhere in the world or (D) to disclose any confidential information in the possession of the Company that is material to the Company’s operations (and not otherwise generally available to the public);

(iii) with holders of the Company Common Stock or Company Preferred Stock or any director or officer of the Company (or any of their respective family members or Affiliates or with any employee, agent, consultant, advisor, leased employee or representative for employment or for consulting or similar services or containing any severance or termination pay obligations other than such Contracts (A) which may be terminated upon no more than thirty (30) days’ notice by, and in any case without penalty or cost to, the Company other than for services rendered or costs incurred through the date of termination or (B) which provide for annual payments and benefits aggregating no more than $25,000;

(iv) with any Related Person;

(v) pursuant to which it (A) leases from or to any other Person any tangible personal property or real property or (B) purchases materials, supplies, equipment or services and which, in the case of clauses (A) and (B), calls for future payments in excess of $50,000 in any year;

(vi) which is a partnership agreement, joint venture agreement or other Contract (however named) involving a sharing of profits, losses, costs or Liabilities by the Company with any other Person;

(vii) providing for the acquisition or disposition after the date of this Agreement of any material portion of the Business or assets;

(viii) providing for a power of attorney on behalf of the Company;

(ix) involving a payment after the date hereof of an amount of money in excess of $5,000 and continuing (including mandatory renewals or extensions which do not require the consent of the Company) more than one year from its date and not made in the Ordinary Course of Business;

(x) relating to a mortgage, pledge, security agreement, deed of trust or other document granting a Lien over any asset or property owned by the Company;

(xi) that contains or provides for an express undertaking by the Company to be responsible for consequential damages, other than those entered in the Ordinary Course of Business; or

(xii) which is material to the Company pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933 (as amended, the “Securities Act”).

The Company has delivered to Parent a true and complete copy of each Contract identified or required to be identified in Schedule 4.14(a) of the Disclosure Schedule and each such Contract is in full force and effect and is valid and enforceable in accordance with its terms.

(b) Except as set forth in Schedule 4.14(b) of the Disclosure Schedule:

(i) the Company is, and at all times since December 31, 2006 has been, in compliance with all material terms and requirements of each Contract identified or required to be identified in Schedule 4.14(a) of the Disclosure Schedule;

(ii) to the Knowledge of the Company, each other Person that has or had any obligation or Liability under any Contract identified or required to be identified in Schedule 4.14(a) of the Disclosure Schedule is, and at all times has been, in compliance with all material terms and requirements of each such Contract;

(iii) no event has occurred or circumstance exists that could reasonably be expected to (with or without the giving of notice or the lapse of time or both) contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract identified or required to be identified in Schedule 4.14(a) of the Disclosure Schedule; and

(iv) the Company has not given to or received from any other Person, at any time, any written notice or other written communication regarding any actual, threatened, alleged, possible, or potential violation or breach of, or default under, or cancellation of, any Contract identified or required to be identified in Schedule 4.14(a) of the Disclosure Schedule.

4.15 Insurance.

(a) Schedule 4.15(a) of the Disclosure Schedule sets forth a true and complete list of all insurance policies or binders of fire, liability, workmen’s compensation, motor vehicle, directors’ and officers’ liability, property, casualty, life and other forms of insurance owned, held by or applied for, or the premiums for which are paid by the Company. The Company has delivered, made available or will promptly make available to Parent (i) true and complete copies of such policies and binders and all pending applications for any such policies or binders and (ii) any statement by the auditors of the Financial Statements with regard to the adequacy of the coverage or of the reserves for claims. Notwithstanding anything to the contrary contained herein, the assets of the Company shall include any proceeds of any such policy and any benefits thereunder, and any claims by the Company in respect thereof, to the extent arising out of any such casualty to any asset of the Company occurring after the date hereof and prior to the Closing, and no such proceeds shall be divided, distributed or otherwise paid out of the Company.

(b) Except as set forth in Schedule 4.15(b) of the Disclosure Schedule, (i) the Company is, and has been, covered on an uninterrupted basis since June 30, 2006 by valid and effective insurance policies or binders which are in the aggregate reasonable in scope and amount in light of the risks attendant to the business in which the Company is or has been engaged, (ii) all such present policies or binders are in full force and effect, no notice of cancellation, termination, revocation or limitation or other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder, has been received with respect to any such policy and all premiums due and payable thereon have been paid in full on a timely basis since June 30, 2006 and will continue in full force and effect through and following the Closing, (iii) there are no pending or, to the Knowledge of the Company, threatened, material claims against such insurance by the Company as to which the insurers have denied liability, and (iv) there exist no material claims under such insurance policies or binders that have not been properly and timely submitted by the Company to its insurers.

4.16 Environmental Matters.

(a) Except as set forth in Schedule 4.16 of the Disclosure Schedule, the Company is and has been conducted in compliance in all material respects with all applicable Environmental Laws.

(b) “Environmental Law” means (i) any Law or Governmental Authorization, (x) relating to the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, structures or any natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, Resources Conservation and Recovery Act, Safe Drinking Water Act and any similar state or local law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose Liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

4.17 Brokers and Finders. No agent, broker, investment banker, intermediary, finder, Person or firm acting on behalf of the Company or which has been retained by or is authorized to act on behalf of the Company is or would be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

4.18 No Undisclosed Liabilities. Except as set forth in Schedule 4.18 of the Disclosure Schedule, the Company has no Liabilities except for (i) Liabilities or obligations reflected or reserved against in the 2006 Balance Sheet, the Interim Balance Sheet, and (ii) Liabilities incurred in the Ordinary Course of Business since the respective dates thereof. For purposes of this Agreement, the term “Liability” shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due, that is of a kind required to be disclosed on a Balance Sheet prepared in accordance with GAAP.

4.19 Intellectual Property.

(a) For purposes of this Agreement, “Intellectual Property Assets” means all of the following, to the extent owned, licensed or used by the Company or any Subsidiary:

(i) all patents, patent applications, patent rights, and inventions and discoveries and invention disclosures worldwide (whether or not patented), including without limitation re-issues, continuations, continuations-in-part, renewals, or extensions (collectively, “Patents”);

(ii) all trademarks, service marks, trade names, fictitious names, trade dress, logos, packaging design, slogans, Internet domain names, all of the foregoing whether or not registered, and all registrations and applications for any of the foregoing (collectively, “Marks”);

(iii) all rights of copyright and all other intellectual property rights, proprietary rights, moral rights, and industrial property rights worldwide in and to all works of authorship in any medium now known or hereafter created and whether or not completed, published, or used, including without limitation all such rights in any work product, concepts, compilations, databases, ideas reduced to any tangible form, drafts, writings, plans, sketches, layouts, copy, designs, artwork, printed or graphic matter, promotions, commercials, video, films, photographs, illustrations, slides, musical compositions, mechanicals, audio and video recordings and other audiovisual works, transcriptions, software, source code, object code, binary code, software development documentation and programming tools, literary and artistic materials, all copyright registrations and applications for any of the foregoing whether created by the Company, its employees, agents or subcontractors, and all derivative works, translations, adaptations, or combinations of any of the foregoing (collectively, “Copyrights”);

(iv) all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, Company designed reports, Beta testing procedures and Beta testing results (collectively, “Trade Secrets”);

(v) all goodwill, franchises, licenses, permits, consents, approvals, technical information and claims of infringement against third parties (the “Rights”);

(vi) all customer lists and telephone numbers, names of potential sales leads, business strategies, outside analysts’ plans and reports, outlooks, forecasts and other similar documents (collectively, “Other Intangibles”); and

(vii) those services (including web hosting and application management), computer programs, solutions and related documentation sold, marketed, or provided by the Company as of the date hereof (collectively, the “Products”).

(b) Ownership of Intellectual Property Assets. Except as set forth in Schedule 4.19(b) of the Disclosure Schedule, the Company is the exclusive owner of, and has good, valid and marketable title to, all of the Intellectual Property Assets free and clear of all Liens, except as to those Intellectual Property Assets for which the Company holds a valid and enforceable license to use Intellectual Property Assets as currently used. Such Intellectual Property Assets represent all intellectual property or proprietary rights currently used in the conduct of the Company’s business. No claim is pending or, to the Company’s Knowledge, threatened in writing against the Company and/or its directors, officers, employees, and consultants, in their capacity as such, to the effect that (i) the right, title and interest of the Company in and to the Intellectual Property Assets is invalid or unenforceable by the Company or that any of the Intellectual Property Assets infringes, misappropriates, dilutes or otherwise violates the rights of a third party, or (ii) challenging the Company’s ownership or use of, or the validity, enforceability or registrability of, any Intellectual Property Assets. To the Knowledge of the Company, there exists no prior act or current conduct or use by Company that would give cause to any licensor of Intellectual Property Assets licensed to the Company to terminate or otherwise impair the rights of the Company pursuant to any such license agreement. Except as set forth in Schedule 4.19(b) of the Disclosure Schedule, the Company has not brought or threatened a claim against any person (A) alleging infringement, misappropriation, dilution or any other violation of the Intellectual Property Assets, or (B) challenging any person’s ownership or use of, or the validity, enforceability or registrability of, any Intellectual Property Assets and, to the Knowledge of the Company, there is no reasonable basis for a claim regarding any of the foregoing. To the Company’s Knowledge, no current or former stockholder, director, officer, employee or contractor of Company (or any of their respective predecessors in interest) has or will have, after giving effect to the transactions contemplated by this Agreement, any right, title or interest in or to any of the Intellectual Property Assets. All Intellectual Property Assets were developed by either (x) employees of the Company within the scope of their employment, or (y) independent contractors who have assigned all of their rights in such Intellectual Property Assets to the Company.

(c) Patents. Schedule 4.19(c) of the Disclosure Schedule sets forth a complete and accurate list of all Patents. All of the issued Patents owned by the Company are currently in compliance with formal legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. In each case where a Patent is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office. No issued Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Knowledge of the Company, there is no interfering patent or patent application of any third party.

(d) Trademarks. Schedule 4.19(d) of the Disclosure Schedule sets forth a complete and accurate list of all Marks. All Marks that have been registered in any jurisdiction worldwide are currently in compliance with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. In each case where a Mark is held by the Company by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office. No registered Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and, to the Company’s Knowledge, no such action is threatened in writing with respect to any of the Marks. All products and materials containing a Mark bear the proper notice where permitted by Law. No Marks have been abandoned by the Company. To the Knowledge of the Company, there has been no prior use of the Marks by any third party which would confer upon said third party superior rights in such Marks, and the Company has adequately policed the Marks against third party infringement so as to maintain the validity of such Marks.

(e) Copyrights. Schedule 4.19(e) of the Disclosure Schedule sets forth a complete and accurate list of all Copyrights. All Copyrights that have been registered with the United States Copyright Office are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any fees or Taxes or actions falling due within ninety (90) days after the Closing Date. In each case where a Copyright is held by the Company or any Subsidiary by assignment, the assignment has been duly recorded with the U.S. Copyright Office.

(f) Products. Schedule 4.19(f) of the Disclosure Schedule sets forth a complete and accurate list of all Products. None of the source or object code, algorithms, structure or any other elements included in the Products is copied from, based upon, or derived from any other source or object code, algorithm or structure in violation of the rights of any third party. Except as set forth in Schedule 4.19(f) of the Disclosure Schedule, the Company has no obligation to any other Person to maintain, modify, improve or upgrade the Products. Schedule 4.19(f) of the Disclosure Schedule sets forth all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model (“Open Source Materials”) that is included in any Product or other Intellectual Property Asset owned by the Company, or that is otherwise used by the Company in any way, and describes the manner in which such Open Source Materials were used (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Company). Except as set forth in Schedule 4.19(f) of the Disclosure Schedule, the Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, any Products or other Intellectual Property Assets owned or licensed by the Company; (ii) distributed Open Source Materials in conjunction with any Products or other Intellectual Property Assets owned or licensed by the Company; or (iii) used Open Source Materials that create, or purport to create, obligations for the Company with respect to any of the Products or Intellectual Property Assets or grant, or purport to grant, to any third party, any rights or immunities under any Products or Intellectual Property Assets (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge.

(g) Trade Secrets. The Company has taken all commercially reasonable measures within the United States to protect the secrecy, confidentiality and value of the Trade Secrets. To the Knowledge of the Company there has not been any breach by any party to any such confidentiality or non-disclosure agreement. The Trade Secrets have not been disclosed by the Company to any person or entity other than employees or contractors of the Company who needed to know and use the Trade Secrets in the course of their employment or contract performance.

(h) Other Intangibles. The Company has provided to Parent or will make available to Parent access to all of the Other Intangibles used by the Company in connection with its businesses.

(i) Exclusivity of Rights. The Company has the exclusive right to use, license, distribute, transfer and bring infringement actions with respect to the Intellectual Property Assets owned by the Company. Except as set forth on Schedule 4.19(i) of the Disclosure Schedule, the Company (A) has not licensed or granted to anyone rights to use, offer for sale, sell, distribute or license any of its Intellectual Property Assets; and (B) is not obligated to and does not pay royalties or other fees to anyone for the Company’s ownership, use, license or transfer of any of its Intellectual Property Assets. The Intellectual Property Assets owned by the Company and, to the Knowledge of the Company, the Intellectual Property Assets owned by third Persons that are the subject of a license agreement, have been duly maintained, are valid and subsisting, are full force and effect and have not been cancelled, expired or abandoned.

(j) Infringement. To the Company’s Knowledge, none of the Intellectual Property Assets of the Company or the Products or the modifications made by the Company to the Products (excluding any third-party rights or products incorporated into such Products for which the Company has a valid license) infringes or is alleged to infringe any patent, trademark, service mark, trade name, copyright, trade secrets or other proprietary right or is a derivative work based on the work of any other person.

(k) Schedule 4.19(k) of the Disclosure Schedule sets forth a complete list of all agreements (whether written or oral) pertaining to the Intellectual Property Assets as of the date hereof, except for agreements pertaining to commercially available, off-the-shelf software which has a value of less than $10,000. The Company is in compliance in all material respects with all agreements pertaining to the Intellectual Property Assets, and is not restricted from assigning its rights respecting Intellectual Property Assets, such rights including the right to sue and obtain damages for past and future infringements thereof, nor will the Company otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any agreement relating to the Intellectual Property. The Company is not in material default of any such agreement.

4.20 Bank Accounts. Schedule 4.20 of the Disclosure Schedule sets forth a true and complete list of the bank names, locations and account numbers of all bank and safe deposit box accounts of the Company including any custodial accounts for securities owned by the Company and the names of all Persons authorized to draw thereon or to have access thereto.

4.21 Intercompany Accounts. Schedule 4.21 of the Disclosure Schedule sets forth a true and complete list of all intercompany account balances as of the Balance Sheet Date between the shareholders or any of its Affiliates, on the one hand, and the Company, on the other hand. Except as disclosed in Schedule 4.21 of the Disclosure Schedule, since the Balance Sheet Date, there has not been any incurrence or accrual of any Liability (as a result of allocations or otherwise) by the Company to its shareholders or any of its Affiliates or other transaction between the Company and its shareholders or any of its Affiliates.

4.22 Parent Shareholders. Upon giving effect to the transactions contemplated by this Agreement, the RHI Merger Agreement, the Stock Purchase Agreement and the AA SPA (but not the related Equity Financing (as defined below)), the shares held by the shareholders of the Parent immediately prior to the Closing shall represent at least four percent (4%) of the outstanding Parent Common Stock at such time.

4.23 Disclosure. No representation or warranty by the Company herein or in the Disclosure Schedule contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 6.8 hereof will contain any untrue statement or omit to state a material fact necessary to make the statements therein or herein, in light of the circumstances in which they were made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

The Parent hereby represents and warrants to the Company as set forth below.

5.1 Organization and Qualification.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on Parent.

(b) Parent has made available or delivered to the Company a true and complete copy of each of Parent’s and Merger Sub’s Certificate of Incorporation and By-laws, each as amended to date (collectively, the “Parent’s and Merger Sub’s Organizational Documents”). The Parent and Merger Sub’s Organizational Documents so delivered are in full force and effect.

(c) The minute books of each of Parent and Merger Sub, as heretofore made available to the Company, are correct and complete in all material respects.

5.2 Capitalization.

(a) The authorized capital stock of Parent consists of 1,000,000,000 shares of common stock, par value $.001 per share (the “Parent Common Stock”). As of the date of this Agreement, Parent has 1,501,765 shares of Parent Common Stock issued and 1,280,160 shares of Parent Common Stock outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date and immediately prior to the Effective Time, there will be no more than 1,280,160 shares of Parent Common Stock issued and outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. The Parent Common Stock is presently eligible for quotation and trading on the Over-the-Counter Bulletin Board (the “OTCBB”) in all 50 states of the United States and is not subject to any notice of suspension or delisting.  Parent Common Stock is eligible for registration under the Exchange Act. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with all applicable Laws including, without limitation, the Securities Act, the Exchange Act and applicable Blue Sky Laws. There are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, registration rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. As of the date of this Agreement, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

(b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share (the “Merger Sub Common Stock”). There are 100 shares of Merger Sub Common Stock issued and outstanding, all of which were validly issued, fully paid and non-assessable. All of the outstanding shares of Merger Sub Common Stock are held beneficially and of record by Parent, free and clear of all Liens. There are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Merger Sub or obligating Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Merger Sub.

5.3 Issuance of the Shares. The shares of Parent Common Stock are duly authorized and, when issued and paid for in accordance with the transactions contemplated hereby, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Upon the delivery by Parent of such shares to the Exchange Agent, such shares will be duly and validly issued and the persons in whose names such shares are registered will be entitled to the rights of the registered holders specified hereunder and under the documents contemplated hereby.

5.4 Authority Relative to this Agreement.

Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to which each of them is a party. The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated pursuant to this Agreement, other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

5.5 No Conflicts, Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and the Merger Sub does not and will not, and the performance of this Agreement and the consummation of the Transactions by Parent and Merger Sub will not: (i) conflict with or violate the articles of incorporation or by-laws of Parent or the Merger Sub (ii) assuming the consents, approvals, authorizations and waivers specified in Section 5.5(b) have been received, conflict with or violate any Laws applicable to Parent or by which any property or asset of Parent is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected.

(b) The execution and delivery of this Agreement by Parent or Merger Sub does not and will not, and the performance of this Agreement and the consummation of the Transactions by Parent and Merger Sub will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, and filing and recordation of the Certificate of Merger as required by the DGCL.

5.6 SEC Reports. Parent has filed with the SEC all forms, reports, schedules, registration statements and preliminary or definitive proxy or information statements required to be filed by it with the SEC since December 31, 2005 (such reports, the “Parent SEC Reports”). As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports. As of their respective dates of filing, all SEC Reports filed by Parent at any time did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the Parent SEC Reports.

5.7 Scope of Operations; Compliance with Laws.

(a) The Parent SEC Reports describe fairly and accurately all operations and material transactions engaged in or conducted by Parent since its inception. Except as described in the Parent SEC Reports, Parent does not own, lease or have the right to use, and has never owned, leased or had the right to use, any real property or interest therein. Parent does not have and has never had any ownership, equity or other interest in any other Person. Parent has not guaranteed any obligation of any other Person. Parent has no employees.

(b) (i) Each of Parent and Merger Sub is in compliance in all material respects with each Law (including Environmental Laws) that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that could reasonably be expected to (with or without the giving of notice or the lapse of time or both) constitute or result, directly or indirectly, in a violation by Parent or Merger Sub of, or a failure on the part of Parent or Merger Sub to comply in all material respects with, any Law; and

(iii) neither Parent nor Merger Sub has received, at any time, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible, or potential violation of or failure on the part of Parent or Merger Sub to comply in all material respects with, any Law.

(c) Each of Parent and Merger Sub holds and maintains in full force and effect all material Governmental Authorizations required to conduct its business in the manner and in all such jurisdictions as it is currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such assets.

5.8 Liabilities and Contracts. Parent does not have outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except as set forth in the Parent SEC Reports. Parent is not and has not been a party to, nor are or were Parent’s assets bound or affected by, any Contract except for Contracts under which Parent has no further rights or obligations because the Contract has been fully performed or validly and irrevocably terminated.

5.9 Litigation. There is no suit, action or proceeding pending, threatened against or affecting Parent, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Parent.

5.10 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker’s or finder’s fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Parent.

5.11 Business of Merger Sub. Prior to the date hereof, Merger Sub (i) has not conducted any material business other than the Merger and activities related and incident thereto, (ii) has not, nor has ever had any employees, (iii) does not have any Liabilities except for (x) obligations and Liabilities imposed by Law and (y) obligations incurred in connection with the Merger and activities related and incident thereto.

5.12 Assets. As of the date hereof, no asset of the Parent or Merger Sub (tangible or intangible) is subject to any Lien.

5.13 Restrictions on Business Activity of Parent. As of the date hereof, there are no restrictions on Parent’s business activities.

5.14 Absence of Certain Changes and Events.

Except as set forth in the Parent SEC Filings, since December 31, 2006 through and including the date of this Agreement, the Parent has conducted its business only in, and has not engaged in any transaction other than according to, the Ordinary Course of Business, and there has not been any:

(a) change in the business, operations, properties, prospects, assets, or condition of the Parent that has had, does have or could reasonably be expected to have a Material Adverse Effect on the Company;

(b) (i) change in the authorized or issued capital stock of the Parent; (ii) grant of any new or amendment of any existing stock option, warrant, or other right to purchase shares of capital stock of the Parent; (iii) issuance of any security convertible into the capital stock of the Parent; (iv) grant of any registration rights in respect of the capital stock of the Parent; (v) reclassification, combination, split, subdivision, purchase, redemption, retirement, issuance, sale, or any other acquisition or disposition, directly or indirectly, by the Parent of any shares of the capital stock of the Company; (vi) any amendment of any material term of any outstanding security of the Company; or (vii) declaration, setting aside or payment of any dividend (whether in cash, securities or other property) or other distribution or payment in respect of the shares of the capital stock of the Company;

(c) amendment or other change in the Parent’s organizational documents; or

(d) other events or transactions material to the Parent.

ARTICLE VI
COVENANTS

6.1 Conduct of Business. Prior to the Closing, except as requested or consented to by the other party (for purposes of this Article VI, the “other party” shall mean, in the case of Parent or Merger Sub, the Company and, in the case of the Company, Parent) in writing, and except as otherwise expressly contemplated in this Agreement, each of the Company and Parent shall conduct its respective business only in the Ordinary Course of Business (it being understood and agreed that nothing contained herein shall permit the Company or Parent to enter into or engage (through acquisition, product extension or otherwise), in any material respect, in any new line of business), to confer with such other party hereto concerning operational matters of a material nature and to use its respective best efforts to preserve intact its current business organization, keep available the services of its current officers, employees, agents, brokers and managers, and maintain its respective relationships and goodwill with customers, suppliers, landlords, creditors, employees, agents, brokers and managers and others having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Closing Date, neither Company nor Parent will take any affirmative action, or fail to take any action within its respective control, as a result of which any of the changes or events listed in Section 4.7 or Section 5.11, as applicable, hereof could be reasonably expected to occur; provided, nothing in this Section 6.1 shall preclude (i) the declaration and payment, immediately prior to the Closing, of an aggregate distribution of $375,000 and 375,000 shares of Parent Common Stock to the holders of Parent Common Shares or (ii) the entry into the Registration Rights Agreement.

6.2 Access. Between the date of this Agreement and the Closing Date, each of the Company and Parent shall, and shall cause their respective Representatives to, (i) afford (upon reasonable notice) to such other party hereto full and free access, at all reasonable times during normal business hours, to its personnel, premises, Contracts, books and records, and other documents and data, (ii) furnish such other party with copies of all such Contracts, books and records, and other existing documents and data as such other party may reasonably request, (iii) furnish such other party and its Representatives with such additional financial, operating, and other data and information as such other party may reasonably request and (iv) otherwise cooperate with the investigation by such other party and its Representatives and authorize its independent certified public accountants to permit such other party and its independent certified public accountants to examine all accounting records and working papers pertaining to its Financial Statements. No investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty made by the parties hereto. All requests for information made pursuant to this Section 6.2 shall be directed to an executive officer of such other party or such other Persons as such other party may designate.

6.3 Required Approvals. Each party hereto hereby agrees to cooperate with each other party and use its best efforts to obtain as promptly as practicable all Consents of all third parties necessary or advisable to consummate the transactions contemplated hereby. Parent and the Company agree that they will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, from any third party with respect to the transactions contemplated hereby.

6.4 Reasonable Best Efforts. Between the date of this Agreement and the Closing Date, each of the parties hereto shall use their respective reasonable best efforts to cause the conditions in Article VII hereof to be satisfied.

6.5 Publicity. On or before the Closing Date, neither Parent nor the Company shall (nor shall they permit any of their respective Affiliates to), without prior consultation with the other party and such other party’s review of and consent to any public announcement concerning the Transactions, issue any press release or make any public announcement with respect to Transactions, and Parent and the Company shall, to the extent practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party; provided, however, no party shall be prevented from making any disclosure required by Law at the time so required because of any delay on the part of another party. The parties intend that the initial announcement of the terms of the Transactions shall be made by a Form 8-K filing that may include a joint press release of Parent and the Company.

6.6 Confidentiality. Prior to the Closing, Parent will, and will instruct all of its Representatives to, treat all Confidential Material confidentially, not disclose it except in accordance herewith and not use it for its or their own benefit or the benefit of any person other than Parent or the Company; provided, that (a) any disclosure of Confidential Material may be made with the prior written consent of the Company or, after the Merger, Parent; and (b) Confidential Material may be disclosed without liability hereunder to the extent required by Law; provided, however, that the party legally compelled to disclose the Confidential Material provides the Company with prompt notice of that fact so that the Company may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term “Confidential Material” means all information, documents and other materials relating to the business, customers, products, services, prospects, plans or other matters of the Company or Parent which is reasonably intended to be held confidential; provided, however, that the term “Confidential Material” will not include information that (i) becomes generally available to the public other than as a result of a disclosure by Parent (prior to the Closing) or any of its Representatives, or (ii) was made available to Parent on a non-confidential basis from a source other than the Company or any of its Representatives, provided, that such source is not bound by a confidentiality agreement restricting such disclosure.

6.7 Further Assurances. At any time and from time to time after the Closing Date, the Company and Parent agree to (a) furnish upon request to each other such further assurances, information, documents, instruments of transfer or assignment, files and books and records, (b) promptly execute, acknowledge, and deliver any such further assurances, documents, instruments of transfer or assignment, files and books and records, and (c) do all such further acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

6.8 Notifications. Between the date of this Agreement and the Closing Date, the Company and Parent shall promptly notify the other party in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of any of that party’s representations and warranties as of the date of this Agreement, or becomes aware of the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated hereby) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition or could have the result of materially delaying or preventing the closing. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Company shall promptly deliver to Parent a supplement to the Disclosure Schedule specifying such change. During the same period, each party hereto shall promptly notify the other parties hereto of the occurrence of any breach of any covenant, agreement, undertaking or obligation in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VII hereof impossible. No supplement to the Disclosure Schedule or notification to the Company or Parent made pursuant to the requirements of this Section 6.8 shall have any effect for the purpose of determining the satisfaction of the conditions in Article VII hereof.

6.9 Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Without limiting the generality of the foregoing, and except as otherwise provided herein, each party shall pay all legal, accounting and investment banking fees, and other fees to consultants and advisors incurred by it, relating to this Agreement and the transactions contemplated hereby.

6.10 SEC Filings. Parent and the Company shall cooperate to prepare a Form 8-K (the “Initial Form 8-K”) reporting the entry into this Agreement and to promptly file the Initial Form 8-K with the SEC after execution of this Agreement, which Initial Form 8-K shall be approved by the Company prior to such filing. The Company agrees to provide any and all information concerning the Company as is necessary to prepare the Initial Form 8-K. Parent and the Company shall cooperate to prepare the information required to be filed with the SEC and distributed to the stockholders of Parent pursuant to Rule 14f-1 promulgated under the Exchange Act (the “14f-1 Filing”). Parent agrees to file the 14f-1 Filing with the SEC and distribute it to Parent’s stockholders at least ten (10) days prior to the Closing Date. The Company agrees to provide any and all information concerning the Company and its nominees for director as is necessary to prepare the Rule 14f-1 Filing.

6.11 Stockholder Approval. The Company, Parent and the Merger Sub shall each take all actions necessary, in accordance with applicable Law and its respective articles or certificate of incorporation and by-laws, to cause as promptly as reasonably practicable after the date hereof the stockholders of the Company and Parent (in its capacity as the sole stockholder of Merger Sub) to approve the Transactions. The Company’s, Parent’s and the Merger Sub’s board of directors shall recommend such approval and shall take all lawful action to solicit and obtain such approval.

6.12 Tax Treatment. The Merger is intended to constitute one of a series of integrated transactions qualifying pursuant to Section 351 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying under Section 351 of the Code. Following the Closing, neither Surviving Corporation, Parent nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify under Section 351 of the Code.

6.13 Financial Statements. The Company agrees, at its expense, to cooperate with Parent and provide Parent such assistance as Parent reasonably requests in connection with the preparation of Parent’s financial statements for all periods ending on or prior to December 31, 2007; provided, the Company shall not be obligated to pay any fees of Parent’s independent accountants. Without limiting the generality of the foregoing, the Company shall make available to Parent and its accountants or advisors all account and other financial information concerning the Company in the possession of the Company.

6.14 Accounting Certificates. In addition, Parent shall cause the Principal Executive Officer and Principal Accounting Officer, in each case immediately prior to the Closing Date, to provide to Parent certificates duly executed by such officers in substantially the form required by (a) Item 601(b)(31) of Regulation S-K promulgated by the SEC and (b) Section 906 of the Sarbanes-Oxley Act of 2002 (collectively, “Accounting Certificates”). The Accounting Certificates shall specifically state that the officers of Parent required to make certifications pursuant to Item 601(b)(31) of Regulation S-K promulgated by the SEC or Section 906 of the Sarbanes-Oxley Act of 2002 may rely upon such Accounting Certificates. Parent shall cause such officers to provide such Accounting Certificates with respect to all financial statements of Parent for any period ending on or before December 31, 2007 which are included in any SEC filing made by Parent on or after January 1, 2008. Each such officer shall provide a separate Accounting Certificate for each SEC filing in which covered financial statements are included, which Accounting Certificate shall be dated no earlier than ten (10) days prior to the due date of the SEC filing.

6.15 Extinguishment of Liabilities. Parent agrees to pay or otherwise cause to be satisfied or released all liabilities of Parent at or prior to the Closing so that at the Effective Time Parent has no liabilities whatsoever.

6.16 Financing.

(a) Parent and Merger Sub shall use commercially reasonable efforts to obtain debt or equity financing to be infused at the Parent level as part of the Closing, to the extent necessary to enable Parent to declare and pay the Pre-Closing Distribution.

(b) The parties intend that, as promptly as practicable following the Closing, Parent shall complete a private placement of Parent Common Shares for gross proceeds of $5 million, including the proceeds of any equity financing obtained prior to the Closing Date (the “Equity Financing”).

6.17 Stock Purchase Agreement. The parties intend that the transactions contemplated by the Stock Purchase Agreement shall be consummated at the Closing, and the transactions contemplated by the AA SPA shall be consummated as promptly as practicable following the Closing, subject only to receipt of proceeds of the necessary financing, including the Equity Financing.

ARTICLE VII
CONDITIONS TO CLOSE

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) This Agreement and the Merger shall have been approved and adopted by the holders of Company Common Stock in the manner required by Law.

(b) The consummation of the Merger shall not be restrained, enjoined or prohibited by any Order of a Governmental Entity.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by Parent:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made on the Closing Date, except for any representation or warranty made as of a specified date, which representation or warranty shall be true and correct in all material respects as of such specified date.

(b) The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement on or before the Closing Date.

(c) Parent shall have received a certificate of an authorized officer of the Company, on behalf of the Company, substantially in the form of Exhibit B-1 attached hereto, that the conditions in paragraphs (a) and (b) above have been satisfied.

(d) Immediately prior to the Closing, Parent shall have obtained financing proceeds of at least $375,000, which financing shall be in the form of equity financing to the extent necessary to enable Parent to declare and pay a distribution of $375,000 and 375,000 shares of Parent Common Stock to the holders of the Parent Common Stock immediately prior to the Closing (the “Pre-Closing Distribution”).

7.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by the Company:

(a) The representations and warranties of Parent and the Merger Sub contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made on the Closing Date, except for any representation or warranty made as of a specified date, which representation or warranty shall be true and correct in all material respects as of such specified date.

(b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by each of them under this Agreement on or before the Closing Date.

(c) Parent shall have approved the Transactions in its capacity as the sole stockholder of the Merger Sub.

(d) Michael Miller, Jeanne Baer, Michelle Kaplan, Helaine Kaplan and Robert Kaplan shall have provided Parent with a release of any and all obligations owed by Parent to such persons in a form reasonably acceptable to the Company.

(e) The Company shall have received a legal opinion from Carl N. Duncan, Esq. in substantially the form of Exhibit C attached hereto.

(f) Parent shall have filed all reports under the Exchange Act for periods on and after January 1, 2008.

(g) The Company shall have received copies of resignations of each of the directors and officers of Parent which have been accepted by Parent. Prior to their resignation, the directors of Parent shall have appointed four (4) nominees of the Company to the Board of Directors of Parent, and shall have increased the size of the Board of Directors of Parent to four (4) directors.

(h) The Company and its representatives shall have completed their due diligence investigation of Parent and the results of such investigation shall be reasonably satisfactory to the Company.

(i) The Company shall have received a certificate of an authorized officer of Parent and Merger Sub, on behalf of Parent and Merger Sub, substantially in the form of Exhibit B-2 attached hereto, that the conditions set forth in paragraphs (a), (b) and (j) of this Section 7.3 have been satisfied.

(j) Immediately prior to the Closing, the Parent shall have authorized capital stock consisting of One Billion (1,000,000,000) Parent Common Shares. Immediately prior to Closing, Parent shall have no liabilities, contingent or otherwise, and no outstanding securities other than One Million, Two Hundred Eighty Thousand, One Hundred Sixty (1,280,160) Parent Common Shares issued and outstanding, on a fully-diluted basis.

(k) From the date hereof through and including the Closing, the Parent Common Shares will continue to trade and be quoted on the OTCBB under the symbol “MORX.”

(l) Debt and/or equity financing in the aggregate amount of at least $1 million to be infused at the Parent level as part of the Closing shall have been obtained.

(m) The Stock Purchase Agreement shall have been entered into by the Parent and the other parties thereto.

(n) The transactions contemplated by the RHI Merger Agreement shall close simultaneously with the Closing of the transactions contemplated by this Agreement.

ARTICLE VIII
SURVIVAL

8.1 Survival of Representations, Warranties and Covenants. The parties hereto hereby agree that the representations, warranties, covenants and agreements contained in this Agreement shall automatically expire upon the Closing hereunder.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

(a) by mutual written consent of Parent and the Company;

(b) by the Company, upon a material breach of this Agreement on the part of Parent or Merger Sub which has not been cured and which would cause the conditions set forth in Section 7.3 not to be satisfied at Closing;

(c) by Parent, upon a material breach of this Agreement on the part of the Company which has not been cured and which would cause the conditions set forth in Section 7.2 not to be satisfied at Closing;

(d) by Parent or the Company if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger;

(e) by Parent or the Company if the Merger shall not have been consummated on the Closing Date; provided, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Closing Date; or

(f) by the Company if it is not satisfied, in its sole discretion, with the results of its due diligence investigation of Parent.

9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of any of the Company, Parent or Merger Sub; provided, this Section 9.2, Section 9.3 (Fees and Expenses); and Article IX shall survive the termination and remain in full force and effect and; provided, further, that each party shall remain liable for any willful or intentional breaches of such party’s covenants, representations and warranties hereunder which breach or inaccuracy occurred prior to the termination of this Agreement.

9.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except that the Company shall pay the Parent up to $23,750 in the aggregate for legal fees and out of pocket expenses incurred in connection with the Transactions, less all such fees and expenses reimbursed prior to the date of this Agreement or pursuant to any other agreement.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1 Assignments; Successors: No Third Party Rights. Neither party may assign any of its rights under this Agreement (including by merger or other operation of law) without the prior written consent of the other parties hereto (which may not be unreasonably withheld or delayed), and any purported assignment without such consent shall be void. Subject to the foregoing, this Agreement and all of the provisions hereof shall apply to, be binding upon, and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

10.2 Entire Agreement. This Agreement, including the Disclosure Schedule and Exhibits hereto and the other agreements and written understandings referred to herein, constitute the entire agreement and understanding with respect to the subject matter hereof and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto.

10.3 Amendment or Modification. This Agreement may be amended or modified only by written instrument signed by all of the parties hereto.

10.4 Notices. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon electronic confirmation of a facsimile transmission, or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

(a) if to the Company, to:

Duncan Media Group, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10022
Attention: Richard Berman, Chairman
Telephone: (212)581-5150
Facsimile: (212) 581-5198

with a copy to:

Rightside Holdings, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10022
Attention: Richard Berman, Chairman
Telephone: (212)581-5150
Facsimile: (212) 581-5198

with a copy to:

Cohen Tauber Spievack & Wagner, P.C.
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention: Joseph Vann, Esq.
Telephone: (212) 586-5800
Facsimile: (212) 586-5095

(b) if to the Surviving Corporation after the Closing, to:

Duncan Media Group, Inc.
c/o Duncan Capital LLC
420 Lexington Avenue, Suite 450
New York, New York 10022
Attention: President
Telephone: (212)581-5150
Facsimile: (212) 581-5198

with a copy to:
Rightside Holdings, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10022
Attention: President
Telephone: (212)581-5150
Facsimile: (212) 581-5198

with a copy to:

Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
Attention: Jane Greyf, Esq. and Roger Byrd, Esq.
Telephone: (212) 940-3155
Facsimile: (866) 516-0358

(c) if to Parent prior to Closing, to:

Morlex, Inc.
31 Pierce Lane
Norwich, VT 05055
Attention: Michael Miller
Telephone: (802) 649-2299
Facsimile: (802) 649-2288

with a copy to:

Carl N. Duncan, Esq.
5718 Tanglewood Drive
Bethesda, MD 20817
Telephone: (301) 263-0200
Facsimile: (301) 576-5193

(d) if to Parent after Closing, to:

Morlex, Inc.
c/o Duncan Capital LLC
420 Lexington Avenue, Suite 450
New York, New York 10022
Attention: President
Telephone: (212)581-5150
Facsimile: (212) 581-5198

with a copy to:

Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
Attention: Jane Greyf, Esq. and Roger Byrd, Esq.
Telephone: (212) 940-3155
Facsimile: (866) 516-0358; and

(e) if to Merger Sub prior to Closing, to:

DMG Merger Sub, Inc.
c/o Morlex, Inc.
31 Pierce Lane
Norwich, VT 05055
Attention: Michael Miller
Telephone: (802) 649-2299
Facsimile: (802) 649-2288

with a copy to:

Carl N. Duncan, Esq.
5718 Tanglewood Drive
Bethesda, MD 20817
Telephone: (301) 263-0200
Facsimile: (301) 576-5193

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

10.5 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

10.6 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.4 HEREOF, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(b) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY DOCUMENT REFERRED TO IN THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

10.8 Waiver of Conditions.

(a) To the extent permitted by applicable Law: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b) The rights and remedies of the parties hereto are cumulative and not alternative. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

10.9 Descriptive Headings; Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

10.10 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.11 Time is of the Essence. Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

*******

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement and Plan of Merger as of the date first written above.

COMPANY

DUNCAN MEDIA GROUP, INC.

By:
Name:	Richard Berman
Title:

PARENT

MORLEX, INC.

By:
Name:	Michael Miller
Title:	President

DMG MERGER SUB, INC.

By:
Name:	Michael Miller
Title:	President

Annex I

DEFINITIONS

The following terms used in this Agreement shall have the respective meanings set forth below.

“AA SPA” shall mean that certain Stock Purchase Agreement, dated as of November 14, 2007, by and among Iakona, Inc., Jason Kulpa and All Ad Acquisition Inc. for the acquisition of all of the outstanding capital stock of Ad Authority, Inc.

“Affiliate” means, (i) with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person and (ii) with respect to any Person that is an individual, a spouse, parent, sibling or descendant of such Person.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Business” means the Company’s business of internet advertising as presently conducted by the Company.

“Company Common Stock” shall mean the shares of common stock of the Company, par value $.001 per share.

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Liens” means any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, servitudes, statutory liens, variances, warrants, or restrictions of any kind, including any restrictions on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

“Management Agreements” shall mean: (i) that certain Advisory Agreement, dated June 7, 2006, between the Company and Duncan Capital Group LLC and (ii) that certain Advisory Agreement, dated June 9, 2006, between the Company and DC Associates LLC.

“Registration Rights Agreement” means the Registration Rights Agreement which shall set forth certain registration rights with respect to the shares of Parent Common Stock held by Mr. Michael Miller and certain other shareholders of Parent. Such Registration Rights Agreement will contain “piggy-back” registration rights with respect to the shares of Parent Common Stock held by such shareholders immediately after the Closing for a period of one (1) year after the Closing. Thereafter, such shareholders will have one customary demand registration right with respect to such shares of Parent Common Stock.

A-1

“Related Person” shall mean, with respect to any Person, (1) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (ii) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity.

“Representatives” means, as to any Person, the Affiliates, owners, directors, officers, employees, representatives or agents of such Persons.

“RHI Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, RHI Merger Sub, Inc., a Delaware corporation and Parent’s wholly-owned subsidiary, and Rightside Holdings, Inc., a Delaware corporation.

“SEC” means the U.S. Securities and Exchange Commission.

“Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, to be entered into as of the Closing Date, by and between Parent, All Ad Acquisition Inc., a Delaware corporation, and MW Crow Family LP, a Delaware limited partnership, for the acquisition by Parent of all of the outstanding capital stock of All Ad Acquisition Inc.

“Subsidiary” means, with respect to any Person, any other Person of which fifty percent (50%) or more of the equity interests or other interests entitled to vote in the election of directors or comparable Persons performing similar functions are at the time owned or Controlled, directly or indirectly through one or more Subsidiaries, by such Person.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Merger.

A-2

EXHIBIT A

CERTIFICATE OF MERGER

(See attached.)

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE OF THE COMPANY

(See attached.)

EXHIBIT B-2

FORM OF OFFICER’S CERTIFICATE OF PARENT AND MERGER SUB

(See attached.)

EXHIBIT C

FORM OF LEGAL OPINION OF COUNSEL TO PARENT AND MERGER SUB

(See attached.)